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                                                                     Exhibit l.4

                                                           Bingham McCutchen LLP
                                                              150 Federal Street
                                                Boston, Massachusetts 02110-1726
                                                                617.951-8000
                                                                617.951-8736 fax

                                November 22, 2002

         As special Massachusetts counsel for Nuveen Insured Massachusetts Tax-Free Advantage Municipal Fund (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with pre-effective amendment no. 2 to the Registrant's registration statement on Form N-2 on November 20, 2002.

         In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                Very truly yours,

                                /s/ BINGHAM McCUTCHEN LLP